UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2019

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana		70601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2019, Waitr Holdings Inc. (the “Company”) issued a press release announcing second quarter 2019 financial results for the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On August 8, 2019, Christopher Meaux resigned as the Chief Executive Officer of the Company, effective August 8, 2019 (the “Resignation Date”). Mr. Meaux will continue to serve as Chairman of the Company’s board of directors (the “Board”). Mr. Meaux’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices.

On August 8, 2019, the Company entered into a Separation Agreement (the “Separation Agreement”) and a General Release with Mr. Meaux in connection with his resignation. Pursuant to the Separation Agreement, effective as of the Resignation Date, Mr. Meaux resigned as Chief Executive Officer of the Company and is entitled to receive:

•	a lump sum cash payment of $20,000, less applicable deductions and withholdings;

•

base salary installments through the earlier of (i) May 31, 2020 and (ii) a Change in Control (as defined in the Waitr Holdings Inc. 2018 Omnibus Incentive Plan), less applicable deductions and withholdings;

•	continued allowances for car and technology through the earlier of (i) May 31, 2020 and (ii) a Change in Control;

•	reimbursement of premiums for continued health insurance coverage under COBRA through December 31, 2020; and

•

the vesting of one-third of the shares of restricted stock previously granted to Mr. Meaux (equal to 83,333 shares of restricted stock) on the earlier of (i) November 15, 2019 and (ii) a Change of Control, with the remaining two-thirds of the shares of restricted stock being forfeited automatically.

Under the Separation Agreement, Mr. Meaux will continue to be bound by the restrictive covenants, including non-competition and non-solicitation covenants, set forth in the Executive Employment Agreement, dated November 15, 2018, between Mr. Meaux and the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of Chief Executive Officer and Director

On August 8, 2019, the Board appointed Adam Price to the position of Chief Executive Officer, increased the size of the Board to nine members and appointed Mr. Price as a Class II director, with a term of office expiring at the Company’s 2020 annual meeting of stockholders.

Mr. Price, age 34, previously had been acting as Chief Operating Officer of the Company since June 2019. Mr. Price joined the Company in February of 2019 as Chief Logistics Officer. Prior to joining the Company, he spent over five years as Chief Executive Officer of Homer Logistics, a provider of local delivery fulfillment solutions for businesses using logistics technology. From 2007 until 2013, he held various business development and engineering roles at ATA Engineering, Inc., an engineering consulting company. Mr. Price holds a B.S. in Aerospace Engineering from the University of California, San Diego.

There is no arrangement or understanding between Mr. Price and any other person pursuant to which he was appointed as Chief Executive Officer or a director of the Company, and there are no related party transactions in which Mr. Price has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act. In addition, there is no family relationship between Mr. Price and any of the Company’s directors or other executive officers.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Company’s management changes is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.2, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated August 8, 2019, by and between Waitr Holdings Inc. and Christopher Meaux

99.1	Earnings Press Release dated August 8, 2019

99.2	Management Change Press Release dated August 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAITR HOLDINGS INC.

Date: August 8, 2019	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer